Exhibit  16

April  6,  1998




Securities  and  Exchange  Commission
450  5th  Street,  N.W.
Washington,  DC  20549

Commissioners:

We have read the statements made by Haynes International, Inc. (copy attached), which we understand will be filed with the commission, pursuant to
Item 4 of form 8-K, as part of the company's form 8-K report for the month of March, 1998. We agree with the statements concerning our Firm in such Form 8-K.

Very  truly  yours,



Coopers  &  Lybrand  L.L.P.